UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549

FORM 8-K

CURRENT REPORT
Pursuant to Section 13 OR 15(d) of the Securities Exchange Act of 1934

Date of report (Date of earliest event reported): January 28, 2004

INVISA, INC.

(Exact name of registrant as specified in its charter)

Nevada	000-50081	65-1005398

(State or other jurisdiction of Incorporation)	(Commission File Number)	(IRS Employer Identification No.)

4400 Independence Court, Sarasota, Florida	34234

(Address of principal executive offices)	(Zip Code)

Registrant’s telephone number, including area code  (941) 355-9361

(Former name or former address, if changed since last report)

ITEM 5.    OTHER EVENTS AND REGULATION FD DISCLOSURE

Statements in this document which are not purely historical are forward-looking statements, including any statements regarding beliefs, plans, expectations or intentions regarding the future. Forward-looking statements in this release include: Invisa’s patents and trademarks are rigorous and that our technology is well protected; that Invisa can successfully market itself to potential investor to raise the necessary capital to complete on its business plan; that few false alarms are generated by Invisa’s security products; that very little can go wrong with Invisa’s products, that the products are difficult for criminals to outsmart; that the products are virtually immune to power failures; that Dominator International Ltd. ("Dominator") will, upon successful completion of the development phase, want to enter into a formal agreement to develop a new product line utilizing our "InvisaShield Technology", and will begin marketing in New Zealand the new "jointly" developed system utilizing InvisaShield as the primary safety system in 2004, while agency approvals are gained in order to prepare for entry into the US market; that Invisa products may lower injury claim, property damage and insurance costs; and that Invisa will become a global brand;and that we intend to make application to a more senior stock exchange. Factors which could adversely affect these forward looking statements such that they are prevented or delayed or materially different than presented include Invisa’s ability to obtain financing on acceptable terms so that it can continue research and market and further develop its products; that Invisa has never shown a profit which may hamper its ability to obtain adequate financing; competition which may render Invisa products obsolete or too costly; risks of technological change; Invisa’s dependence on key personnel; Dominator’s possible decision not to proceed with its intended product line containing our technology; Invisa’s patents or other intellectual property being ineffective or deficient, or successfully challenged; consumer disinterest in Invisa’s products; our never meeting the listing qualification for a more senior stock exchange or the decision of the directors, even if we do qualify, not to apply; and risks of unfavorable government regulation. Readers should also refer to the risk and other disclosures outlined in Invisa’s annual report of Form 10-KSB for the 2002 fiscal year and Invisa’s quarterly reports on Form 10-QSB filed from time-to-time with the SEC, and in Invisa’s SB-2A filed with the SEC on September 17, 2003.

Information that follows is to be disclosed in a promotional report that will be distributed to a select number of individuals.

1.    The following is a partial list of customers/customer locations/companies where Invisa Inc.’s technology has been evaluated:

-    The Pentagon
-    Simplex Grinnell
-    George Washington University
-    University of Maryland

2.    The following is a partial list of customers/customer locations/companies where Invisa Inc.’s technology is being used:

-    Harvard University
-    City of Green Bay, WI
-    U.S. State Department
-    DuPont (corporate offices)
-    Las Vegas McCarran International Airport
-    DaimlerChrysler corporate R&D facility
-    Orlando International Airport
-    Miami Dolphin ProPlayer Stadium

-    City of Allentown, PA
-    Texas A&M University
-    Purdue University
-    Texas Instruments (corporate offices)
-    Cleveland Metropark Zoo

3.    Over the past three years, Invisa. Inc. has raised approximately $8,000,000 from private individuals and clients of the following European Institutions:

-    Credit Agricole IndoSuez (Suisse) SA
-    Bank Wegelin
-    Pictet & Co.
-    UBS
-    Credit Lyonais
-    LGT Bank in Liechtenstein AG
-    Banco del Gottardo
-    Bank von Ernst
-    Finter Bank

In the aggregate, these investors, their clients, and affiliates own approximately 35% of the outstanding shares of Invisa, Inc. To the best of our knowledge, none of these investors are acting in concert and we assume each individual client is less than a 5% owner in the total shares issued and outstanding. Therefore, they are not required to file any reports with the SEC.

4.     Leon Theremin, in the 1920’s and 1930’s, first experimented with the underlying technology of Invisa, Inc. A search of the World Wide Web brings up a myriad of articles and books written about Mr. Theremin and his inventions. The most famous of his inventions is the first music synthesizer, the "Theremin".

5.    Through discussions with industry representatives and managements’ own estimates, we believe that powered gates, garage doors and commercial overhead doors are a $1.5 billion-a-year industry in the U.S. We believe that every year powered gates, commercial overhead doors, and garage doors are involved in hundreds of accidents, injuries and deaths. The results of these accidents, we believe, are the initiation of numerous costly insurance claims and lawsuits against the manufacturers, distributors and end users of these products. We also believe that, with our technology properly installed on powered gates and doors, we have the potential for helping to save millions of dollars a year in injury, property damage and insurance claims, though no assurance can be given that such savings can be made. It is Invisa, Inc.’s strategy to support initiatives to have its products accepted as the safety standard for powered doors and gates.

6.    Invisa, Inc. currently sells its products to the parking gate industry and overhead door industry. We have also sold 30 pre-production units to the museum and art gallery industry for product testing. It is the corporate strategy to continue research and development into other areas of safety and security. Such areas of product development and testing include, but are not limited to, governmental and military applications, residential safety, residential and commercial security, retail display cases, filing cabinets, safes, commercial truck theft of contents protection, perimeter security, and prison security. No assurance can be given that Invisa Inc. will ever be able to develop products that will work in these environments. If a product is developed, no assurance can be given that we would ever sell product in these markets.

7.    From our own estimates, we believe that there are approximately 37,000 museums worldwide, with thousands of those museums in the U.S. We also believe that there are over a quarter-million exhibition halls, major art and antique galleries, corporate and residential exhibitions containing valuable art, antiques and collectibles. We believe there is a common problem at these facilities and that is they would like to protect their treasures without spoiling the viewing experience for their audience. Furthermore, we believe that gallery thefts and vandalism have been growing worldwide over the past decade .

8.    It is our belief that Dominator International Ltd., with whom we have a joint development agreement, will, upon successful completion of the development phase, want to enter into a formal agreement to market a new product line utilizing our "InvisaShield Technology" as the primary safety system.

9.    A reference to our issued patent and patents pending can be found in our original Form 10-SB filing with the Security and Exchange Commission. We believe that the intellectual property strategy for Invisa protects our technology.

10.    If and when Invisa, Inc. qualifies for a more senior listing on a stock exchange such as the American Stock Exchange or NASDAQ, we intend to make an application for such a listing. No assurance can be provided that we would ever qualify for such listing and if we did qualify, that we would be accepted by a senior exchange.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

INVISA, INC.

Date: February 13, 2004	By:	/s/ Herbert M. Lustig
Herbert M. Lustig President